Exhibit 3.2

BYLAWS

OF

MGP INGREDIENTS, INC.

Adopted June 15, 1989

Amended March 3, 2005 and March 16, 2006

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ii

BYLAWS
OF
MGP INGREDIENTS, INC.
(A KANSAS CORPORATION)

(Restated for Filing Purposes in Accordance with Rule 102(c) of Regulation S-T)

ARTICLE I

Offices

Section 1.1. Principal Office.  -  The principal office for the transaction of business by MGP Ingredients, Inc. (formerly Midwest Grain Products, Inc.) (hereinafter called the “Corporation”) shall be at 1300 Main Street, Atchison, Atchison County, Kansas 66044.[As amended effective March 3, 2005.]

Section 1.2. Registered Office.  -  The Corporation, by resolution of the Board of Directors, may change the location of the registered office that it has designated in the Articles of Incorporation to any other place in Kansas. By similar resolution, the Corporation may change its resident agent to any other person or corporation, including itself.

Section 1.3. Other Offices.  -  The Corporation may have offices at any other place or places, within or without the state of Kansas, as from time to time the Board of Directors may decide necessary or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

Section 2.1. Annual Meetings.  -  The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may be properly brought before the meeting, shall be held on the second Wednesday in October in each year or on such other day as shall be determined in advance by the Board of Directors. The hour and place of the meeting, within or without the State of Kansas, shall be fixed by the Board of Directors.

Section 2.2. Special Meetings.  -  Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or the Board of Directors.

Section 2.3. Place and Time of Special Meetings.  -  The stockholders of the Corporation shall hold each special meeting at the place and at the hour, within or without the state of Kansas, that the person or persons calling the meeting have fixed.

Section 2.4. Notice of Meetings.  -  Written notice of the date, time and place (and, in the case of a special meeting, the general nature of the business to be transacted) of each annual or special stockholders’ meeting shall be given to each stockholder of record entitled to vote at that meeting (except as provided by Kansas Statutes Annotated (“K.S.A.”) § 17-6520 and any and all amendments thereto), not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice shall be deemed delivered to a stockholder when personally delivered to the stockholder or when deposited in the United States mail, postage paid, addressed to the stockholder at such person’s address as it appears on the Corporation’s records, or, if there is no record of a stockholder’s address, at the stockholder’s last address known to the Secretary of the Corporation, or when transmitted to the stockholder at such address by telegraph, telecopier, cable, facsimile, wireless or other form of recorded communication. Except as the law expressly requires, notice of a meeting of stockholders need not be published. [As amended effective March 16, 2006]

Section 2.5. Adjourned Meetings and Notice Thereof.  -  Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum, no other business may be transacted at such meeting. When any stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place are announced at the meeting at which such adjournment is taken.

Section 2.6. Quorum and Vote Required.  -  The presence in person or by proxy of persons entitled to vote a majority of the issued and outstanding stock of each class of stock entitled to vote shall constitute a quorum for the transaction of business. The stockholders present at a meeting at which a quorum is present may continue to do business until adjournment, despite the withdrawal of enough stockholders to leave less than a quorum. When a quorum is present at a meeting, any question brought before such meeting shall be decided by the vote of the holders of a majority of each class of stock entitled to vote on the question present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.7. Chairman and Minutes.  -  At each meeting of the stockholders, the Chairman of the Board, or in the Chairman’s absence or if requested by the Chairman of the Board, the President, or in the President’s absence the chief financial officer, or in the chief financial offier’s absence, another officer of the Corporation chosen by the vote of a majority in voting interest of the stockholders present in person or by proxy, or if all the officers of the Corporation are absent, a stockholder so chosen, shall act as Chairman and preside at the meeting. The Secretary of the Corporation, or if the Secretary is absent or required under this section to act as Chairman, the person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary is present) whom the Chairman of the meeting shall appoint shall act as Secretary of the meeting and keep the minutes. [As amended effective March 16, 2006.]

Section 2.8. Order of Business.  -  The Chairman of each meeting of the stockholders shall determine the order of business, provided that the order of business may be changed by the vote of a majority in voting interest of the stockholders present in person or by proxy.

Section 2.9. Voting and Ballots.  -  Except where otherwise provided by law, or by the Articles of Incorporation of the Corporation, the exercise of voting rights by stockholders shall be governed by the following provisions:  Each stockholder (whether a holder of Common Stock or Preferred Stock) entitled to vote shall, at each meeting of the stockholders, be entitled to one vote for each share of capital stock held by such stockholder as of the record date. No cumulative voting shall be permitted. All elections of directors shall be by written ballot;  unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote on any other question at such meeting need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question, or at the direction of the chairman that a vote by ballot be taken on any question, such vote shall be so taken. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such person’s proxy, if there be such a proxy, and shall state the number of shares voted. [As amended effective March 16, 2006.]

Section 2.10. Proxies.  -  Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the Secretary of the Corporation. Provided, however, that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the proxy instrument provides for a longer period. [As amended effective March 16, 2006.]

Section 2.11. Inspection of Stock List.  -  The Secretary of the Corporation, or the other officer of the Corporation who shall have charge of the stock ledger, either directly, through another officer of the Corporation that the Secretary designates, or through a transfer agent that the Board of Directors appoints shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting. The officer responsible for the list will arrange it in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each. The list shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the Corporation’s principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. [As amended effective March 16, 2006.]

Section 2.12. Inspectors of Votes.

(a)           Prior to each meeting of the stockholders, the Corporation shall appoint one or more inspectors to act at the meeting and make a written report thereof. If no inspector is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Before entering upon the discharge of the duties of inspector, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall take charge of the ballots at the meeting. After the balloting on any question, they shall count the ballots cast and make a report in writing to the Secretary of the meeting of the results of that vote. An inspector need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against such officer’s election to any position with the Corporation or on any other question in which such officer may be directly interested. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

(b)           The inspectors shall

(1)           ascertain the number of shares outstanding and the voting power of each;

(2)           determine the shares represented at the meeting and the validity of proxies and ballots;

(3)           count all votes and ballots;

(4)           determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(5)           certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

(c)           The date and time of the opening and the closing of the polls for each matter upon which the stockholder will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the district court upon application by a stockholder determines otherwise.

(d)           In determining the validity and counting of proxies and ballots, except as may otherwise be permitted by law the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with subsection (f) of K.S.A. 17-6501 or subsection (c)(2) of 17-6502, and amendments thereto, or any information provided pursuant to subsection (a)(2)(B)(i) or (iii) of K.S.A. 17-6501, and amendments thereto, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (c) (5) above shall specify the precise information considered by them, including the persons or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. [As amended effective March 16, 2006.]

Section 2.13. Action Without Meeting.  -  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed (personally or by duly authorized attorney) by all persons who would be entitled to vote upon such action at a meeting, and filed with the minutes of the meetings of the stockholders. Such consent or consents shall be delivered in a manner prescribed by law to the Corporation by delivery to its registered office in Kansas, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. [As amended effective March 3, 2005.]

ARTICLE III

Board of Directors

Section 3.1. Powers.  -  The property, business, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

Section 3.2. Number, Election Term, Qualification and Removal.  -  There shall be nine (9) directors, of which four (4) shall be Group A directors, and five (5) shall be Group B directors. The nine (9) directors shall also be divided into three classes consisting of three (3) directors each (Class A, B and C). One class of directors shall be elected to office at each annual meeting of the stockholders. The term of office of each director shall be for three (3) years and until such person’s successor is elected and qualified, or until such person’s earlier resignation or removal. Class A and Class B shall each consist of two (2) Group B directors and one (1) Group A director, and Class C shall consist of two (2) Group A directors and one (1) Group B director. Directors need not be stockholders. Directors may be removed in such manner as may be provided by the Kansas General Corporation Code (the “Code”) or by the Articles of Incorporation. [As amended effective March 16, 2006.]

Section 3.3. Meetings.  -  Meetings of the Board of Directors of the Corporation may be held within or without the state of Kansas. The Board of Directors shall hold an annual meeting without notice immediately after the final adjournment of and at the same place as each annual meeting of the stockholders. The Board of Directors may hold other regular meetings with or without notice at such times and places as the Board may provide. The Board may hold special meetings at any time upon the call of any member of the Board or the President. Notice of any special meeting, including the time and place of the meeting, shall be given to each director by any of the following means:  (a) by a writing deposited in the United States mail, postage paid, addressed to the director at the director’s residence or principal business office, at least five (5) days prior to the date of the meeting; (b) by telegraph, cable, wireless, telecopier, facsimile or other form of recorded communication sent not later than the day before the date of the meeting; or (c) by oral communication, personally or by telephone, not later than the day before the date of the meeting. [As amended effective March 16, 2006.]

Section 3.4. Adjourned Meetings and Notice Thereof.  -  Any meeting of the Board of Directors may be adjourned from time to time, whether or not a quorum is present, by the vote of a majority of directors present. Notice of any adjourned meeting need not be given if the Board fixed the time and place at the meeting from which adjournment was taken.

Section 3.5. Quorum and Manner of Acting.  -  Five (5) of the nine directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, despite the withdrawal of enough directors to leave less than a quorum. Members of the Board, or of any committee the Board designates, may participate in a meeting of the Board or of that committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear one another. Such participation shall constitute presence in person at the meeting.

Section 3.6. Action by Consent.  -  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent to such action in writing and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

Section 3.7. Vacancies.  -  A majority of the directors then in office, although less than a quorum, or a sole remaining director may fill vacancies on the Board. If at any time the Corporation should have no directors in office, then any officer, stockholder, executor, administrator, trustee, or guardian of a stockholder, or other fiduciary entrusted with responsibility for the person or estate of a stockholder may call a special meeting of the stockholders in accordance with the provisions of these bylaws for the purpose of electing directors.

A vacancy on the Board shall exist in case of the death, resignation, or removal of any director, if the stockholders increase the number of directors, if the stockholders fail at any meeting at which they elect directors to elect the full number of directors for which they are voting at that meeting, or if a director refuses to serve. If a director resigns, effective at a future date, the Board, including any directors whose resignations are not yet effective, shall have the power to fill that vacancy, the successor to take office when the resignation becomes effective.

Each director chosen as this section provides shall hold office until the next regular election of directors or of the class of which such director is a part and until the election and qualification of such person’s successor. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of such person’s term of office. [As amended effective March 16, 2006.]

Section 3.8. Inspection of Books and Records.  -  Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders entitled to vote and its other books and records for a purpose reasonably related to such director’s position as a director. When there is any doubt concerning the inspection rights of a director, the parties may petition the District Court which may, in its discretion, determine whether an inspection may be made and whether any limitations or conditions should be imposed upon the same.

ARTICLE IV

Committees

Executive and Other Committees.  -  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, each to consist of one (1) or more directors. The Executive Committee shall not have authority to make, alter, or amend bylaws, or to fill vacancies in its own membership or that of the Board, but it shall exercise all other powers of the Board between meetings of that body. Other committees of the Board shall have the powers of the Board to the extent their authorizing resolutions provide. The Executive and such other committees shall meet at stated times or on notice to all committee members by any one of them. The committees shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary for any action. The Executive and other committees shall keep regular minutes of their proceedings and report these to the Board of Directors.

ARTICLE V

Officers

Section 5.1. Number.  -  The Officers of the Corporation shall be a President, Chairman of the Board, Secretary, Treasurer and such other officers, including one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other assistant officers, as the Board of Directors may from time to time elect.The Board shall designate an Officer as chief executive officer and an Officer as chief financial officer, and may provide such other designations, such as chief operating officer or chief accounting officer, as it may deem appropriate. If more than one Vice President be elected, the Board may designate one or more of them as Executive Vice President or Senior Vice President. Additionally, the chief executive officer may appoint one or more divisional or segment vice presidents. Any two or more offices may be held by the same individual. [As amended effective March 16, 2006.]

Section 5.2. Election and Term.  -  The Officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders and shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. At any meeting, the Board of Directors may elect such other officers to hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. A division or segment vice president appointed by the chief executive officer may be appointed at any time, and any person so appointed shall hold such office until such person’s resignation or removal. Each Officer of the Corporation and each division or segment vice president shall be subject to the control of, and shall hold office at the pleasure of, the Board of Directors. [As amended effective March 16, 2006.]

Section 5.3. Absence or Disability.  -  In the event of the absence or disability of any officer of the Corporation and of any person authorized to act in such officer’s place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any director or any other person whom it may select. [As amended effective March 16, 2006.]

Section 5.4. Removal and Resignation.  -  Any officer may be removed with or without cause at any time by the Board of Directors, and any segment or division vice president appointed by the chief executive officer may be removed with or without cause at any time by the chief executive officer. Any officer may resign at any time upon written notice to the Corporation. [As amended effective March 16, 2006.]

Section 5.5. Vacancies.  -  In case any office filled by the Board of Directors pursuant to Section 5.1 shall become vacant by reason of death, resignation, removal or otherwise, the directors then in office, although less than a majority of the entire Board of Directors, may, by a majority vote of those voting, choose a successor or successors for the unexpired term. [As amended effective March 16, 2006.]

Section 5.6. Compensation of Officers.  -  The Board of Directors, a committee of the Board of Directors or such officer as the Board or such committee may designate, may fix or provide the method for determining the compensation for officers. [As amended effective March 16, 2006.]

Section 5.7. Bond.  -  The Board of Directors, by resolution, may require any and all of the officers to give bond to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

Duties of Officers

Section 6.1. Chairman of the Board.  -  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall also have such further authority and duties as the Board of Directors may from time to time direct and as may be provided in these bylaws.. In the absence of the President or upon the death, resignation or removal of the President, the Chairman of the Board shall have the duties of the President. [As amended effective March 16, 2006.]

Section 6.2. The President.  -  The President shall have such authority and duties as the Board of Directors may from time to time direct and as may be provided in these bylaws. Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation. [As amended effective March 16, 2006.]

The President shall see that all orders and resolutions of the Board of Directors are carried into effect, subject to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. [As amended effective March 16, 2006.]

In the absence the Chairman of the Board, the President shall preside at meetings of the Board of Directors, and in the absence of or if requested by the Chairman of the Board, shall preside at meetings of stockholders.

The President, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, may sign certificates for shares of the Corporation, deeds, conveyances, bonds, mortgages, contracts or other instruments which the Board of Directors has authorized to be executed, and unless the Board of Directors shall order otherwise by resolution, may borrow such funds, make such contracts, and execute such agreements, financing statements, certificates, documents and other instruments as may be incident thereto, as the ordinary conduct of the Corporation’s business may require.

Unless the Board otherwise provides, the President or any person designated in writing by the President may (i) attend meetings of stockholders of other corporations to represent the Corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this Corporation in such manner as the President or the President’s designee may determine, and (ii) execute and deliver written consents, waivers of notice and proxies for and in the name of the Corporation with respect to any such shares owned by this Corporation.

The President shall, unless the Board provides otherwise, be ex-officio a member of all standing committees.

In the absence, disability or inability to act of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board. [As amended effective March 16, 2006.]

Section 6.3. Vice Presidents.  -  Any Vice President elected by the Board of Directors shall perform such duties as shall be assigned to such person and shall exercise such powers as may be granted to such person by the Board of Directors or by the chief executive officer. In the absence of the President and Chairman of the Board, the Vice Presidents elected by the Board of Directors, in order of their seniority, may perform the duties and exercise the powers of the chief executive officer with the same force and effect as if performed by the chief executive officer. Divisional or segment vice presidents appointed by the chief executive officer shall perform such duties and exercise such powers as are approved by the Board of Directors. [As amended effective March 16, 2006.]

Section 6.4. The Secretary.  -  The Secretary shall keep the minutes of the stockholders, the Board of Directors, and the Executive Committee’s meetings in books provided for that purpose.

The Secretary shall be custodian of the corporate records and of the seal of the Corporation. The Secretary shall see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws.

The Secretary shall sign with the President, the Chairman of the Board or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors. Except to the extent delegated by the Board to an institutional stock transfer agent and registrar, the Secretary shall have general charge of the stock transfer books of the Corporation and shall keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder.

The Secretary shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law and that the voting list is prepared for stockholders’ meetings.

In general, the Secretary shall perform all duties incident to the office and such other duties as may from time to time be assigned to the Secretary by the chief executive officer or by the Board of Directors. [As amended effective March 16, 2006.]

Section 6.5. Assistant Secretary.  -  At the request of the Secretary, or in the event of the Secretary’s absence or disability, any Assistant Secretary appointed by the Board of Directors shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same. [As amended effective March 16, 2006.]

Section 6.6. The Treasurer.  -  The Treasurer shall have responsibility for the funds and securities of the Corporation, shall receive and give receipts for moneys due and payable of the Corporation from any source whatsoever, and shall deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board of Directors.

The Treasurer shall disburse or permit to be disbursed the funds of the Corporation as may be ordered or authorized generally by the Board.

The Treasurer shall render to the President, the Chairman of the Board and the directors whenever they may require it an account of all such officer’s transactions as Treasurer and of those under such officer’s jurisdiction and of the financial condition of the Corporation.

In general, the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the chief executive officer or by the Board of Directors. [As amended effective March 16, 2006.]

Section 6.7. Assistant Officers.  -  Each assistant officer that may be selected pursuant to these bylaws shall hold office at the pleasure of the Board of Directors. In the absence or nonavailability of the principal, the assistant may perform the duties and exercise the powers of the principal with the same force and effect as if performed by the principal. The assistant shall also have such lesser or greater authority and perform such other duties as the Board of Directors may prescribe.

ARTICLE VII

Signature Authority and Representation

Section 7.1. Contracts, Checks, etc.  -  All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, or agent or agents, as may from time to time be authorized by these bylaws, designated by the Board of Directors, or as may be designated by such officer or officers as the Board of Directors may appoint, which designation or designations may be general or confined to specific instances. The Board of Directors may authorize the use of facsimile signatures on any such document.

Section 7.2. Proxies in Respect of Securities of Other Corporations.  -  Unless the Board of Directors provides otherwise, the President, Chairman of the Board, or a Vice President may from time to time appoint an attorney or an agent to exercise, in the name and on behalf of the Corporation, the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of that stock or those securities. The President, Chairman of the Board, or Vice President may instruct the person or persons such officer appoints as to the manner of exercising the powers and rights, and the President or Chairman of the Board may execute or cause to be executed in the name and on behalf of the Corporation all written proxies, powers of attorney, or other written instruments that such officer deems necessary in order for the Corporation to exercise those powers and rights. [As amended effective March 16, 2006.]

ARTICLE VIII

Certificates of Stock, Bonds, and Records

Section 8.1. Form & Signature.  -  The shares of the Corporation shall be represented by certificates which shall be numbered and entered in the books of the Corporation as the Corporation issues them. The certificates of stock shall bear the holder’s name and number of shares, and shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary; provided, however, that any or all of the other signatures on the certificate may be a facsimile. In case any officer of the Corporation, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, the Corporation may nevertheless issue the certificate with the same effect as though the person were an officer, transfer agent or registrar at the date of issuance.

Section 8.2. Transfers.  -  All shares of stock may be transferred on the books of the Corporation by the registered holders thereof or by their attorneys legally constituted or their legal representatives by surrender of the certificates therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may from time to time appoint such Transfer Agents and Registrars of stock as it may deem advisable and may define their powers and duties.

Section 8.3. Record Owner.  -  The Corporation shall be entitled to recognize the exclusive right of a person on its books as the owners of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 8.4. Lost Certificates.  -  Any person applying for a certificate of stock to be issued in lieu of one alleged to be lost or destroyed shall furnish to the Corporation such information as it may require to ascertain whether a certificate of stock has been lost or destroyed and shall furnish such bond as the Board may deem sufficient to indemnify the Corporation and its transfer agent and registrar against any claim that may be made on account of the alleged loss.

Section 8.5. Books and Records.  -  The Corporation may keep its books and records at any places within or without the state of Kansas that the Board of Directors may from time to time determine.

Section 8.6. Record Dates.  -  Record dates may be set as follows:

(1)           In order for the Corporation to determine the stockholders entitled to notice of or to vote at any meeting, the Board of Directors may fix, in advance, a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and not be more than sixty (60) days nor less than ten (10) days before the date of a meeting. If the Board of Directors does not fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting shall be the close of business on the day that next precedes the day on which notice of the meeting is given or, if notice is waived, the close of business on the day that next precedes the day on which the stockholders meet.

(2)           In order for the Corporation to determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board does not fix a record date, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board is necessary, shall be the date on which the first written consent is delivered to the Corporation by delivery to its registered office within the state of Kansas, its principal place of business, or Secretary. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such other action.

(3)           In order for the Corporation to determine the stockholders entitled to receive payment of any dividend, distribution or allotment of, any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. In connection with the declaration of dividends, the Board may specify a variable payment date which will be the earlier of the sixtieth day following the record date or the date of a future event such as the mailing of a notice or report to stockholders.

Section 8.7. Closing Stock Books.  -  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of a stockholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion, or exchange of shares.

ARTICLE IX

Dividends

Subject to the Articles of Incorporation, whenever the Board of Directors decides that the affairs of the Corporation render it advisable, the Board, at any regular or special meeting, may declare and pay dividends in an amount the Board believes proper upon the shares of stock of the Corporation either (1) out of the Corporation’s surplus as defined and computed in accordance with the provisions of law, or (2) in case the Corporation shall not have any such surplus, out of the net profits for the fiscal year in which the Board declares the dividend and/or the net profits of the preceding fiscal year.

Before the Corporation pays any dividend or makes any distribution of profits, the Board may set aside out of the surplus or net profits of the Corporation any sum that the directors in their absolute discretion think proper as a reserve to meet contingencies, to equalize dividends, to repair or maintain property of the Corporation, or to accomplish any other purpose the directors think is in the interests of the Corporation.

ARTICLE X

Indemnification

Section 10.1. Right to Indemnification.  -  Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer, of the Corporation, or who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director or officer of another enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the K.S.A., as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses, including attorneys fees,  incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a present or former director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such present or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such present or former director or officer is not entitled to be indemnified under this Section or otherwise. For purposes of this Article X, the term “enterprise” shall include corporations, both profit and nonprofit, partnerships, joint ventures, trusts, employee plans and associations, and the term “officer” shall include with respect to partnerships, joint ventures, trusts or other enterprises, the offices of general partner, trustee or other fiduciary (as defined in the Employee Retirement Income Security Act, as amended). The Corporation may, by action of its Board of Directors, provide indemnification and expense advances to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of present and former directors and officers. [As amended effective March 16, 2006.]

Section 10.2. Certain Limits on Indemnity.  -  Notwithstanding anything contained in this Article X to the contrary, the Corporation shall not be liable, unless otherwise provided by separate written agreement, by-law or other provision for indemnity, to make any payment in connection with any claim made against the director or officer:

(1)           for an accounting of profits made from the purchase or sale by the officer or director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or

(2)           for amounts paid in settlement of any proceeding effected without the written consent of the Corporation, which consent shall not be unreasonably withheld.

Section 10.3. Rights to Indemnity Shall be Contractual and Continuing.  -  The provisions of this Article X shall be deemed to be a contract between this Corporation and each person who serves as contemplated as a director or officer at any time while such provisions are in effect; they shall continue as to a person who has ceased to be a director or officer; and they shall inure to the benefit of such person’s heirs, executors and administrators. Such provisions may be limited or qualified as to service occurring subsequent to such limitation or qualification by authority of the Board of Directors of this Corporation; provided, however, any such limitation or qualification, or any other repeal or amendment of this Article X shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. [As amended effective March 16, 2006.]

Section 10.4. Certain Procedural Matters.  -

(1)           In the event of payment under the provisions of this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer.

(2)           The Corporation shall be entitled to participate at its expense in any proceeding for which a director or officer may be entitled to indemnity, and it may assume the defense thereof with counsel satisfactory to the director or officer unless the officer or director reasonably concludes that there may be a conflict of interest between the Corporation and the director or officer in the conduct of such defense.

(3)           If a claim under this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including reasonable attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the K.S.A. for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the K.S.A., nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. [As amended effective March 16, 2006.]

Section 10.5. Non-Exclusivity of Rights.  -  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 10.6. Insurance.  -  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person or enterprise against such expense, liability or loss under the K.S.A.

ARTICLE XI

Miscellaneous

Section 11.1. Seal.  -  The seal of the Corporation shall be circular in form and shall contain the following words:

MGP INGREDIENTS, INC.

CORPORATE

SEAL

KANSAS

[As amended effective March 3, 2005.]

Section 11.2. Fiscal Year.  -  The fiscal year of the Corporation shall end on the 30th day of June in each year.

Section 11.3. Amendments.  -  All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by the Board of Directors subject to the power of the stockholders of the Corporation to alter or repeal any bylaws made by the Board of Directors.

Section 11.4. Waiver of Notice.  -  Whenever notice of an annual, regular or special meeting of the stockholders, the Board of Directors or any committee of the Board is required to be delivered to a person under any of the provisions of these bylaws, a written waiver of notice signed by such person, whether signed before or after the meeting, shall be deemed equivalent to the timely delivery to such person of written notice of such meeting. Attendance of a person at a meeting also shall be deemed equivalent to the timely delivery to such person of written notice of such meeting, unless such person attends such meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and states such to be such person’s purpose at the beginning of the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders, the Board of Directors or any committee of the Board need be specified in any written waiver of notice of such meeting, regardless whether such specification would be required in the notice of such meeting. [As amended effective March 16, 2006.]

Section 11.5. Interpretation.  -  Whenever the context indicates, the masculine gender in these bylaws shall include the feminine and neuter, and the singular shall include the plural or vice versa. The table of contents and headings are solely for organization, convenience, and clarity. They do not define, limit, or describe the scope of these bylaws or the intent in any of the provisions.

Section 11.6. Inoperative Portion.  -  If any portion of these bylaws shall be invalid or inoperative, then, to the extent reasonable and possible, the remainder shall be valid and operative, and effect shall be given to the intent that the portion held invalid or inoperative manifests.

Section 11.7. Inapplicability of Control Share Acquisition Act.  -  The provisions of Section 17-1286 to 17-1298 of the Kansas Statutes, also known as the Kansas Control Share Acquisition Act, shall not apply to this Corporation.

SECRETARY’S CERTIFICATE

The undersigned Secretary of MGP Ingredients, Inc. (the “Company”) hereby certifies on March 16, 2006 that the foregoing is a true and correct copy of the Bylaws of the Company, as amended.

MGP Ingredients, Inc.

By:
Marta Myers, Secretary